UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2005

Far East Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-32455	88-0459590
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 N. Sam Houston Parkway E., Suite 205, Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	832-598-0470

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2005, the Compensation Committee of the Board of Directors of Far East Energy Corporation (the "Company") approved annual base salaries for certain executive officers of the Company for the year commencing January 1, 2006 and awarded performance bonuses in respect of services rendered by certain of its executive officers during 2005, which are payable in January 2006. Such annual base salaries and performance bonuses are as follows:

Michael R. McElwrath, President and Chief Executive Officer, annual base salary of $300,000 commencing on January 1, 2006 and 2005 performance bonus of $20,000. Additionally, during 2005, Mr. McElwrath received bonuses totaling $40,000 pursuant to the terms of his amended and restated employment agreement with the Company dated December 23, 2004.

Bruce N. Huff, Chief Financial Officer, Secretary and Treasurer, annual base salary of $185,000 commencing on January 1, 2006 and 2005 performance bonus of $35,000.

Garry Ward, Senior Vice President-Engineering, annual base salary of $155,820 commencing on January 1, 2006 and 2005 performance bonus of $17,500.

Alex Yang, Senior Vice President-Exploration, annual base salary or $149,000 commencing on January 1, 2006, and 2005 performance bonus of $20,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Far East Energy Corporation

January 5, 2006	By:	/s/ Bruce N. Huff

Name: Bruce N. Huff
Title: Chief Financial Officer